EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2004 relating to the financial statements which appears in the 2003 Annual Report to Shareholders of Bryn Mawr Bank Corporation, which is incorporated by reference in Bryn Mawr Bank Corporation’s Annual Report on Form 10-K for the year ending December 31, 2003.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

October 25, 2004